Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2001

Daleen Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27491	65-0944514

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

1750 Clint Moore Road

	Boca Raton, Florida	33487

	(Address of principal executive offices)	(Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

Item 5 – Other Events.

     Daleen Technologies, Inc. announced that effective December 31, 2001, David B. Corey has resigned as an employee and as a director of the company. Mr. Corey had served as the company’s President and Chief Operating Officer as well as a member of the Board of Directors. James Daleen, the Chairman of the Board and Chief Executive Officer of the company, has assumed Mr. Corey’s duties and responsibilities. Mr. Corey will be entitled to severance benefits under his employment agreement with the company.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC

By:	/s/ Jeanne Prayther

Jeanne Prayther

Chief Financial Officer, Secretary and Treasurer

Dated: January 3, 2002

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